UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2021

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300
Berwyn, PA 19312

(Address of Principal Executive Offices, and Zip Code)

(610) 727-3913

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2021, Annovis Bio, Inc. (the “Company”) entered into an agreement (the “Manufacturing Agreement”) with Wilmington PharmaTech Company, LLC (“WPT”), pursuant to which WPT will perform process research and GMP manufacturing of posiphen tartrate.

Pursuant to the Manufacturing Agreement, the Company will receive one kilogram of posiphen tartrate by November 1, 2021 and has the right to purchase up to an additional 10 kilograms of posiphen tartrate to be delivered by April 2022. The Company will be liable for the actual cost of any unfinished work for the then current project if the Manufacturing Agreement is terminated by the Company prior to completion of the project. If WPT fails to deliver satisfactory results, then the Company shall be obligated to pay only the actual cost of such production, which will not exceed a specified threshold.

In accordance with the Manufacturing Agreement, the Company will own all intellectual property that is generated by WPT relating to the work to be completed pursuant to the Manufacturing Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2021, Robert M. Whelan, Jr., a member of the Board of Directors of the Company, the Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee, notified the Company of his retirement and resignation from the Company's Board of Directors and each committee thereof, effective as of the date of his notice. Mr. Whelan did not resign as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective March 15, 2021, (1) Mark White, a member of the Company's Board of Directors, has been appointed to serve to as the Chairman of the Audit Committee, (2) Mr. White has also been appointed to serve as a member of the Compensation Committee, and (3) Claudine Bruck, a member of the Company’s Board of Directors, has been appointed to serve as a member of and the Chairman of the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: March 15, 2021	By:	/s/ Maria L. Maccecchini
Name: Maria L. Maccecchini
Title: Chief Executive Officer